UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2018

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Commercial Officer

Effective October 29, 2018, Blueprint Medicines Corporation (the “Company”) appointed Christina Rossi as Chief Commercial Officer of the Company and entered into an employment agreement with Ms. Rossi that provides for “at will” employment.

Prior to joining the Company, Ms. Rossi, age 43, served as the Multiple Sclerosis (“MS”) Business Unit Head, North America, at Sanofi Genzyme from January 2015 to October 2018. In this role, she was responsible for all aspects of the financial performance of Sanofi Genzyme’s MS franchise and increased market share for existing products, led the launch of new therapies and optimized operations to accelerate patient access. Previously, Ms. Rossi served as Vice President, MS Sales at Sanofi Genzyme form May 2014 to December 2015 and Vice President, MS Patient and Provider Services at Sanofi Genzyme from June 2012 to May 2014. Prior to joining Sanofi Genzyme, Ms. Rossi served in various roles at Biogen, Inc., including Head, Commercial Strategy for Eidetica Biopharma GmbH, Biogen’s biosimilar-focused venture, and U.S. Brand Leader for TYSABRI® (natalizumab). In addition, Ms. Rossi consulted in the healthcare practice at the Boston Consulting Group. Ms. Rossi holds a B.S. in biology, cum laude, from Duke University and an M.B.A. from Harvard Business School.

Pursuant to the terms of her employment agreement, Ms. Rossi is entitled to an annual base salary of $390,000 and will receive an initial sign-on bonus of $100,000 upon the commencement of her employment with the Company.  Ms. Rossi is also eligible for an annual performance bonus targeted at 40% of her base salary. For the year ended 2018, Ms. Rossi will be eligible to receive a pro-rated bonus based upon the period of time she was employed by the Company. Pursuant to the terms of her employment agreement, effective November 1, 2018, Ms. Rossi will also be granted (i)  a stock option to purchase 80,000 shares of the Company’s common stock at an exercise price per share equal to the closing price of the Company’s common stock on the date of grant and (ii) 4,500 restricted stock units.  Each restricted stock unit will entitle Ms. Rossi to one share of the Company’s common stock if and then the restricted stock unit vests. The stock option will have a ten-year term and will vest as to 25% of the shares underlying the stock option on the first anniversary of the date of grant and as to an additional 1/48th of the shares underlying the stock option monthly thereafter, subject to Ms. Rossi’s continued full employment with the Company through each applicable vesting date.  The restricted stock unit award will vest in four equal annual installments beginning on the first anniversary of the date of grant, subject to Ms. Rossi’s continued full employment with the Company through each applicable vesting date. Ms. Rossi is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans.

Pursuant to the terms of her employment agreement, if Ms. Rossi’s employment is terminated by the Company without cause (as defined in her employment agreement) or by Ms. Rossi for good reason (as defined in her employment agreement), and subject to Ms. Rossi’s execution of a release of potential claims against the Company, Ms. Rossi will be entitled to receive: (i) a lump sum in cash in an amount equal to 12 months of base salary and (ii) a monthly cash payment for 12 months for medical and dental benefits or Ms. Rossi’s COBRA health continuation period, whichever ends earlier. However, in the event that Ms. Rossi’s employment is terminated by the Company without cause, or Ms. Rossi terminates her employment with the Company for good reason, in either case within 12 months following the occurrence of a sale event (as defined in her employment agreement), in lieu of the severance payments and benefits described in the preceding sentence and subject to Ms. Rossi’s execution of a release of potential claims against the Company, Ms. Rossi will be entitled to receive: (i) a lump sum in cash in an amount equal to the sum of 12 months of Ms. Rossi’s base salary then in effect plus Ms. Rossi’s target annual incentive compensation for the year in which the termination occurs, (ii) a monthly cash payment for 12 months for medical and dental benefits or Ms. Rossi’s COBRA health continuation period, whichever ends earlier, and (iii) full and immediate vesting and exercisability of all time-based stock options and other time-based stock-based awards held by Ms. Rossi.

In connection with Ms. Rossi’s appointment as Chief Commercial Officer,  Ms. Rossi entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-202938) filed with the Securities and Exchange Commission on

March 23, 2015. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Ms. Rossi for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as one of our officers. Ms. Rossi has also previously entered into a confidentiality,  assignment and non-competition agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Ms. Rossi’s employment and for 12 months thereafter.

Ms. Rossi has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Ms. Rossi and any other person pursuant to which she was appointed as an officer of the Company.

The foregoing description of the employment agreement with Ms. Rossi is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the Company’s press release announcing Ms. Rossi’s appointment as Chief Commercial Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, effective October 29, 2018, by and between Blueprint Medicines Corporation and Christina Rossi
99.1	Press release issued by Blueprint Medicines Corporation on October 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: October 29, 2018	By:	/s/ Tracey L. McCain
Tracey L. McCain
Chief Legal Officer